As filed with the Securities and Exchange Commission on September 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioLife Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3076866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(Address of Principal Executive Offices) (Zip Code)

BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan

BioLife Solutions, Inc. 1998 Stock Option Plan, as amended

BioLife Solutions, Inc. Form of Non-Plan Stock Option Agreement

(Full Title of the Plan)

Michael Rice

President and Chief Executive Officer

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(Name and Address of Agent for Service)

(425) 402-1400

(Telephone Number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Sarah Williams, Esq.

Matthew Bernstein, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas, 11th Floor

New York, New York 10105

(212) 370-1300

Fax: (212) 370-7889

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 of BioLife Solutions, Inc. (“we,” “us,” “our” or the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to (i) register 2,000,000 shares of our common stock, par value $0.001 per share, to be issued pursuant to the BioLife Solutions, Inc. Second Amended & Restated 2013 Performance Incentive Plan, as described in more detail herein, including registering for resale pursuant to a reoffer prospectus certain securities to be issued to our officers and directors upon exercise of outstanding options or vesting of outstanding restricted stock units as described below, and (ii) serve as a post-effective amendment, pursuant to Rule 429 under the Securities Act, to our Registration Statement on Form S-8 (File No. 333-257750) filed with the Securities and Exchange Commission on July 7, 2021, Form S-8 (File No. 333-222437) filed with the Securities and Exchange Commission on January 5, 2018, our Registration Statement on Form S-8 (File No. 333-205101) filed with the Securities and Exchange Commission on June 19, 2015 and our Registration Statement on Form S-8 (File No. 333-189551) filed with the Securities and Exchange Commission on June 24, 2013 for the purpose of adding a reoffer prospectus to each such registration statement as described below.

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8). The reoffer prospectus covers reoffers and resales of shares of our common stock that have been or will be acquired by certain of our officers and directors (collectively, the “selling stockholders”) which may be deemed to be “control securities” and/or “restricted securities” (as such terms are defined in General Instruction C to Form S-8) of the Company.  The reoffer prospectus relates to the resale of up to 9,172,247 shares of common stock that have been or may be issued to the selling stockholders pursuant to our stock option plans or our non-plan stock option agreements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

Pursuant to the Note to Part I on Form S-8, the documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1934, as amended, or the Securities Act. Such documents are not required to be filed, and are not filed, with the United States Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus

Up to 9,172,247 Shares of Common Stock under the BioLife Solutions, Inc. Second
Amended & Restated 2013 Performance Incentive Plan, the BioLife Solutions, Inc. 1998
Stock Option Plan, as amended, and various Non-Plan Stock Option Agreements

This reoffer prospectus is being used in connection with the offering from time to time by certain selling stockholders of BioLife Solutions, Inc., which we refer to herein as “we,” “us,” “our” or the “Company,” or their successors in interest of shares of our common stock, par value $0.001 per share, which we refer to as the common stock, issued or to be issued, or which may be acquired upon the exercise of stock options or vesting of restricted stock units issued or to be issued, pursuant to our BioLife Solutions, Inc. Second Amended & Restated 2013 Performance Incentive Plan, which we refer to herein as the 2013 Plan, and BioLife Solutions, Inc. 1998 Stock Option Plan, as amended, which we refer to herein as the 1998 Plan, as well as shares of our common stock which may be acquired upon the exercise of stock options issued pursuant to Non-Plan Stock Option Agreements, which we collectively refer to as the Option Agreements. The 2013 Plan, 1998 Plan and the Option Agreements are and were intended to provide incentives to attract, retain, and motivate highly competent persons such as officers, employees, directors, and consultants to our Company by providing them opportunities to acquire shares of our common stock. Additionally, the 2013 Plan, 1998 Plan and the Option Agreements are and were intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of the Company’s other stockholders.

The common stock may be sold from time to time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in the market on which our common stock is currently listed or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related Registration Statement. If any additional options are issued to affiliates under the 2013 Plan or otherwise, we may file with the Securities and Exchange Commission an update to this prospectus naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to the prospectus. See “Selling Stockholders” on page 9 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the ticker symbol “BLFS.” On September 7, 2022, the closing price of our common stock was $25.36.

Our principal executive offices are located at 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98021 and our telephone number is (425) 402-1400.

Investing in our common stock involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 11 and in the documents incorporated by reference herein before you decide to buy our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2022

You should rely only upon the information contained in this reoffer prospectus and the Registration Statement of which this reoffer prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This reoffer prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this reoffer prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this reoffer prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this reoffer prospectus.

This reoffer prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of BioLife Solutions, Inc. and other companies.

Unless the context otherwise requires, “BioLife Solutions,” “BLFS,” the “Company,” “we,” “us,” “our” and similar names refer to BioLife Solutions, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this reoffer prospectus and the documents incorporated by reference herein and therein, including statements regarding future events, our future financial performance, business strategy, including our acquisition strategy, and plans and objectives of management for future operations, are forward-looking statements. Such statements include, but are not limited to, statements about our products, including our newly acquired products, customers, regulatory approvals, the potential utility of and market for our products and services, our ability to implement our business strategy and anticipated business and operations, in particular following our 2019, 2020 and 2021 acquisitions, future financial and operational performance, our anticipated future growth strategy and the acquisition of other synergistic cell and gene therapy manufacturing tools and services or technologies or other companies or technologies, capital requirements, intellectual property, suppliers, joint venture partners, future financial and operating results, the impact of the COVID-19 pandemic, plans, objectives, expectations and intentions, revenues, costs and expenses, interest rates, outcome of contingencies, business strategies, regulatory filings and requirements, the estimated potential size of markets, capital requirements, the terms of any capital financing agreements and other statements that are not historical facts. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this reoffer prospectus and the documents incorporated by reference herein or therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this reoffer prospectus and the documents incorporated by reference herein, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2021 and 2020 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this reoffer prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this reoffer prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this reoffer prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this reoffer prospectus or any document incorporated by reference herein or therein reflects our views at the time the forward-looking statement was made with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire reoffer prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Overview

We develop, manufacture, and market bioproduction tools and services to the cell and gene therapy (“CGT”) industry and broader biopharma market, which are designed to improve quality and de-risk biologic manufacturing, storage, and distribution. Our products are used in basic and applied research and commercial manufacturing of biologic-based therapies. Customers use our products to maintain the health and function of biologic material during sourcing, manufacturing, storage, and distribution.

We currently operate as one bioproduction tools and services business which supports several steps in the biologic material manufacturing and delivery process. We have a diversified portfolio of tools and services that focus on biopreservation, cell processing, frozen biologic storage products and services, cold-chain transportation, and thawing of biologic materials. We have in-house expertise in cryobiology and continue to capitalize on opportunities to maximize the value of our product platform for our extensive customer base through both organic growth innovations and acquisitions.

Our products

Our bioproduction tools and services are comprised of three revenue lines that contain seven main offerings:

●	Cell processing
○	Biopreservation media
○	Human platelet lysate media (“hPL”), cryogenic vials, and automated cell-processing fill machines
●	Freezers and thaw systems
○	Ultra-low temperature freezers
○	Cryogenic freezers and accessories
○	Automated thawing devices
●	Storage and storage services
○	Biological and pharmaceutical material storage
○	Cloud connected “smart” shipping containers

Cell processing

Biopreservation media

Our proprietary biopreservation media products, HypoThermosol® FRS and CryoStor®, are formulated to mitigate preservation-induced, delayed-onset cell damage and death, which result when cells and tissues are subjected to reduced temperatures. Our technology can provide our customers with significant shelf-life extension of biologic source material and final cell products, and can also greatly improve post-preservation cell and tissue viability and function. Our biopreservation media is serum-free, protein-free, fully defined, and manufactured under current Good Manufacturing Practices (cGMP). We strive to source wherever possible, the highest available grade, multi-compendium raw materials. We estimate our media products have been incorporated in more than 550 customer clinical applications, including numerous chimeric antigen receptor (CAR) T cell and other cell types.

Stability (i.e. shelf-life) and functional recovery are crucial aspects of academic research and clinical practice in the biopreservation of biologic-based source material, intermediate derivatives, and isolated/derived/expanded cellular products and therapies. Limited stability is especially critical in the CGT field, where harvested cells and tissues will lose viability over time, if not maintained appropriately at normothermic body temperature (37ºC) or stored in a hypothermic state in an effective preservation medium. Chilling (hypothermia) is used to reduce metabolism and delay degradation of harvested cells and tissues. However, subjecting biologic material to hypothermic environments induces damaging molecular stress and structural changes. Although cooling successfully reduces metabolism (i.e., lowers demand for energy), various levels of cellular damage and death occur when using suboptimal methods. Traditional biopreservation media range from simple “balanced salt” (electrolyte) formulations to complex mixtures of electrolytes, energy substrates such as sugars, osmotic buffering agents and antibiotics. The limited stability, which results from the use of these traditional biopreservation media formulations, is a significant shortcoming that our optimized proprietary products address with great success.

Our scientific research activities over the last 30+ years enabled a detailed understanding of the molecular basis for the hypothermic and cryogenic (low-temperature induced) damage/destruction of cells through apoptosis and necrosis. This research led directly to the development of our HypoThermosol® FRS and CryoStor® technologies. Our proprietary biopreservation media products are specifically formulated to:

●	Minimize cell and tissue swelling
●	Reduce free radical levels upon formation
●	Maintain appropriate low temperature ionic balances
●	Provide regenerative, high energy substrates to stimulate recovery upon warming
●	Avoid the creation of an acidic state (acidosis)
●	Inhibit the onset of apoptosis and necrosis

A key feature of our biopreservation media products is their “fully-defined” profile. All of our cGMP products are serum-free, protein-free and are formulated and filled using aseptic processing. We strive to use USP/Multicompendial grade or the highest quality available synthetic components. All of these features benefit prospective customers by facilitating the qualification process required to incorporate our products into their regulatory filings.

The results of independent testing demonstrate that our biopreservation media products significantly extend shelf-life and improve cell and tissue post-thaw viability and function. Our products have demonstrated improved biopreservation outcomes, including greatly extended shelf-life and post-thaw viability, across a broad array of cell and tissue types.

Competing biopreservation media products are often formulated with simple isotonic media cocktails, animal serum, potentially a single sugar or human protein. A key differentiator of our proprietary HypoThermosol FRS formulation is the engineered optimization of the key ionic component concentrations for low temperature environments, as opposed to normothermic body temperature around 37°C, as found in culture media or saline-based isotonic formulas. Competing cryopreservation freeze media is often comprised of a single permeating cryoprotectant such as dimethyl sulfoxide (“DMSO”). Our CryoStor formulations incorporate multiple permeating and non-permeating cryoprotectant agents which allow for multiple mechanisms of protection and reduces the dependence on a single cryoprotectant. We believe that our products offer significant advantages over in-house formulations, or commercial “generic” preservation media, including, time savings, improved quality of components, more rigorous quality control release testing, more cost effective, and improved preservation efficacy.

We estimate that annual revenue from each customer commercial application in which our products are used could range from $500,000 to $2.0 million, if such application is approved and our customer commences large scale commercial manufacturing of the biologic based therapy.

Human platelet lysate media, cryogenic vials and automated cell-processing fill machines

In September 2021, we acquired Sexton Biotechnologies, Inc. (“Sexton”), a producer of bioproduction tools. Sexton's bioproduction tools portfolio includes hPL for cell expansion reducing risk and improving downstream performance over fetal bovine serum, human serum, and other chemically defined media, CellSeal® closed system vials that are purpose-built rigid containers used in CGT that can be filled manually or with high throughput systems, and automated cell processing machines bring multiple processes traditionally performed by manual techniques under a higher level of control to protect therapies from loss or contamination.

Freezers and thaw systems

Ultra-low temperature freezers

In May 2021, we acquired Global Cooling, Inc. (“Global Cooling”), a manufacturer of class defining ultra-low temperature freezers. Global Cooling carries a portfolio of freezers that range in size from portable units to stationary upright freezers to accommodate a wide variety of use cases. Users can configure these freezers to achieve temperatures between -20°C and -86°C. The portfolio was designed to be environmentally friendly and energy efficient, using as little as 2.8 kWh/day at temperatures of -80°C. The freezers do not use compressor-based or cascade refrigeration systems. Instead, they use patented free-piston Stirling engine technology that uses fewer moving parts.

Cryogenic freezers and accessories

In November 2019, we acquired Custom Biogenic Systems, Inc. (“CBS”) a global leader in the design and manufacture of state-of-the-art liquid nitrogen laboratory freezers, cryogenic equipment and accessories.

Included in CBS’s product line of liquid nitrogen freezers are controlled-rate freezers and Isothermal LN2 freezers, constructed with a patented system which stores liquid nitrogen in a jacketed space in the walls of the freezer. This dry storage method eliminates liquid nitrogen contact with stored specimens, reduces the risk of cross-contamination and provides increased user safety in a laboratory setting. To accommodate customer requirements, we offer customizable features including wide bodied and extended height.

To accompany the offerings of cryogenic freezer equipment, we supply equipment for storing critically important biological materials. This storage equipment includes upright freezer racks, chest freezer racks, liquid nitrogen freezer racks, canisters/cassettes and frames as well as laboratory boxes and dividers. Due to our onsite design and manufacturing capability, racks and canisters can be customized to address customers’ varying requirements.

In order to provide customers with a proactive approach to safety and monitoring of equipment containing liquefied gas, CBS offers VersalertTM, a patented wireless remote asset monitoring system that can monitor and record temperatures. Versalert has an intelligent mesh network system that enables customers to view current equipment conditions and receive alarm notification on smartphones, tablets or personal computers and maintain permanent electronic records for regulatory compliance and legal verification.

Automated thawing devices

In April 2019, we acquired Astero Bio Corporation (“Astero”). The Astero ThawSTAR® line includes automated vial and cryobag thawing products that control the heat and timing of the thawing process of biologic material. Our customizable, automated, water-free thawing products uses algorithmic programmed, heating plates to consistently bring biologic material from a frozen state to a liquid state in a controlled and consistent manner. This helps reduce cell structure damage during the temperature transition. The ThawSTAR® products can reduce risks of contamination versus using a traditional water bath.

Storage and storage services

Biological and pharmaceutical material storage

In October 2020, we acquired SciSafe Holdings, Inc. (“SciSafe”), a premier provider of biological and pharmaceutical storage. In addition to providing storage services, SciSafe provides cold chain logistics that ensures materials are kept at target temperatures from the moment that the materials leave the customer’s premises to their ultimate return. State-of-the-art monitoring systems employed by SciSafe allow for customers to monitor the storage temperatures of their materials throughout the entire logistics chain.

We operate six storage facilities in the USA and one facility in the Netherlands.

Cloud connected “smart” shipping containers

In August 2019, we acquired the remaining shares of SAVSU Technologies, Inc. (“SAVSU”) we did not previously own. SAVSU is a leading developer and supplier of next generation cold chain management tools for cell and gene therapies. The evo.is cloud app allows biologic products to be traced and tracked in real time. Our evo platform consists of rentable cloud-connected shippers and include technologies that enable tracking software to provide real-time information on geolocation, payload temperature, ambient temperature, tilt of shipper, humidity, altitude, and real-time alerts when a shipper has been opened. Our internally developed evo.is software allows customers to customize alert notifications both in data measurements and user requirements. The evo Dry Vapor Shipper (“DVS”) has an improved form factor and ergonomics over the traditional dewars, including extended thermal performance, reduced liquid nitrogen recharge time, improved payload extractors and ability to maintain temperature for longer periods during transit or otherwise in a non-upright orientation.

We utilize couriers who already have established logistic channels and distribution centers. Our strategy greatly reduces the cash need to build out specialized facilities around the world. Our partnerships with several white glove couriers allow us to scale our sales and marketing effort by utilizing their salesforce. Our courier partnerships market our evo platform to their existing cell and gene therapy customers as a cost effective and innovative solution. We also market directly to our existing and prospective customers who can utilize the evo platform through our courier partnerships.

Principal Offices

Our principal executive offices are located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021 and the telephone number is (425) 402-1400. Information about us is available on our website http://www.biolifesolutions.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

The Offering

Outstanding Common Stock	As of September 7, 2022, there were 42,684,397 shares of common stock issued and outstanding.

Common Stock Offered	Up to 9,172,247 shares of common stock for sale by the selling stockholders for their own account.

Selling Stockholders	The selling stockholders are set forth in the Section entitled "Selling Stockholders" of this reoffer prospectus on page 9.

Proceeds

We will not receive any proceeds from the sale of our common stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive or received options under the 2013 Plan or 1998 Plan or received options pursuant to the Option Agreements and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Symbol	BLFS

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each as incorporated by reference in this reoffer prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 10-K and quarterly reports on Form 10-Q, and all other information contained or incorporated by reference in this reoffer prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (referred to herein as the Exchange Act). There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note on Forward-Looking Statements.”

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the selling stockholders listed herein (who are our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our common stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This reoffer prospectus relates to the shares of our common stock that are being registered for reoffers and resale by selling stockholders who have acquired or may acquire shares pursuant to the 2013 Plan, 1998 Plan and/or the Option Agreements. Offers and sales by selling stockholders who are our employees, consultants and "affiliates" (as such term is defined in Rule 405 under the Securities Act) are also covered by this reoffer prospectus.

The selling stockholders are our current directors, officers and affiliates who have acquired or may acquire in the future shares of our common stock under the 2013 Plan, 1998 Plan and/or upon exercise of the Option Agreements. The selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this reoffer prospectus. The following table sets forth information as of August 26, 2022 with respect to ownership of our common stock by each selling stockholder whose identity is known as of the date of this reoffer prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this Registration Statement. The address for each selling stockholders listed below is c/o BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.

Any changed information will be set forth in an amendment to the Registration Statement or supplement to this reoffer prospectus, to the extent required by law. Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Name		Number of Shares Owned (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned After Offering	% Owned After Offering (3)
Michael Rice	(4)	335,064	314,297	20,767	*
Aby J. Mathew	(5)	408,912	363,298	45,614	*
Troy Wichterman	(6)	10,433	10,433	—	—
Roderick de Greef	(7)	82,176	82,176	—	—
Karen Foster	(8)	180,689	180,689	—	—
Todd Berard	(9)	134,214	134,214	—	—
Marcus Schulz	(10)	4,939	4,939	—	—
Sarah Aebersold	(11)	8,715	8,715	—	—
Joydeep Goswami	(12)	992	992	—	—
Joseph Schick	(13)	10,032	10,032	—	—
Amy DuRoss	(14)	6,027	6,027	—	—
Rachel Ellingson	(15)	5,911	5,911	—	—

*	Less than 1%
(1)

Represents common stock owned on or about the date hereof by the Selling Stockholders and shares of common stock that are issued or to be issued, or which may be acquired upon the exercise of stock options issued or to be issued, or vesting of restricted stock awards issued or to be issued, within 60 days of August 26, 2022, pursuant to the 2013 Plan and/or 1998 Plan, as well as shares of our common stock which may be acquired upon the exercise of stock options pursuant to the Option Agreements.

(2)

Represents only shares of common stock that are issued or to be issued, or which may be acquired upon the exercise of stock options issued or to be issued, or vesting of restricted stock awards issued or to be issued, pursuant to the 2013 Plan and/or 1998 Plan, as well as shares of our common stock which may be acquired upon the exercise of stock options pursuant to the Option Agreements. These shares constitute “control securities” as such term is defined in General Instruction C to Form S-8.

(3)

Percentage is computed with reference to 42,683,406 shares of our Common Stock outstanding as of August 26, 2022, and assumes for each Selling Stockholder the sale of all shares offered by that particular Selling Stockholder under the Prospectus.

(4)

Michael Rice is our Chairman of our Board and our Chief Executive Officer. The securities to be registered for resale by Mr. Rice include 269,110 shares of common stock issued pursuant to the 2013 Plan, 60,000 shares of common stock issuable under stock options exercisable within 60 days from August 26, 2022 pursuant to the 2013 Plan, and 5,954 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(5)

Aby J. Mathew is our Executive Vice President and Chief Scientific Officer. The securities to be registered for resale by Mr. Mathew include 216,554 shares of common stock issued pursuant to the 2013 Plan, 190,000 shares of common stock issuable under stock options exercisable within 60 days from August 26, 2022 pursuant to the 2013 Plan, and 2,358 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(6)

Troy Wichterman is our Chief Financial Officer. The securities to be registered for resale by Mr. Wichterman include 8,164 shares of common stock issued pursuant to the 2013 Plan, 938 shares of common stock issuable under stock options exercisable within 60 days from August 26, 2022 pursuant to the 2013 Plan, and 1,331 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(7)

Roderick de Greef is our President and Chief Operating Officer. The securities to be registered for resale by Mr. de Greef include 73,665 shares of common stock issued pursuant to the 2013 Plan and 8,511 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(8)

Karen Foster is our Chief Quality Officer. The securities to be registered for resale by Ms. Foster include 78,686 shares of common stock issued pursuant to the 2013 Plan, 100,000 shares of common stock issuable under stock options exercisable within 60 days from August 26, 2022 pursuant to the 2013 Plan, 2,003 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(9)

Todd Berard is our Chief Marketing Officer. The securities to be registered for resale by Mr. Berard include 82,557 shares of common stock issued pursuant to the 2013 Plan, 50,000 shares of common stock issuable under stock options exercisable within 60 days from August 26, 2022 pursuant to the 2013 Plan, and 1,657 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(10)

Marcus Schulz is our Chief Revenue Officer. The securities to be registered for resale by Mr. Schulz include 2,337 shares of common stock issued pursuant to the 2013 Plan and 2,602 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(11)

Sarah Aebersold is our Vice President, Global Human Resources. The securities to be registered for resale by Ms. Aebersold include 7,583 shares of common stock issued pursuant to the 2013 Plan and 1,132 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(12)	Joydeep Goswami is a Director on our Board. The securities to be registered for resale by Mr. Goswami include 992 shares of common stock issued pursuant to the 2013 Plan.
(13)

Joseph Schick is a Director on our Board. The securities to be registered for resale by Mr. Schick include 9,719 shares of common stock issued pursuant to the 2013 Plan and 313 shares of common stock to be issued pursuant to restricted stock awards within 60 days from August 26, 2022 pursuant to the 2013 Plan.

(14)	Amy DuRoss is a Director on our Board. The securities to be registered for resale by Ms. DuRoss include 6,027 shares of common stock issued pursuant to the 2013 Plan.
(15)	Rachel Ellingson is a Director on our Board. The securities to be registered for resale by Ms. Ellingson include 5,911 shares of common stock issued pursuant to the 2013 Plan.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders;
●	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the 2013 Plan; and
●

any of the purchasers, assignees, donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on Nasdaq or any other stock exchange (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on Nasdaq or any other stock exchange; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling stockholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation there under.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated there under, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the securities being offered herein has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 and contains a paragraph due to the exclusion of Global Cooling, Inc. and Sexton Biotechnologies, Inc. because they were acquired by the Company during 2021.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this reoffer prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this reoffer prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this reoffer prospectus will automatically update and supersede information contained in this reoffer prospectus, including information in previously filed documents or reports that have been incorporated by reference in this reoffer prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 31, 2022;
2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 as filed with the SEC on May 10, 2022, and August 9, 2022, respectively;
3.

Our Current Reports on Form 8-K and Form 8-K/A as filed with the SEC on January 10, 2022, February 28, 2022, March 18, 2022, April 7, 2022, May 9, 2022, June 15, 2022, August 9, 2022, and August 26, 2022.

4.	Our definitive proxy statement Schedule 14A filed with the SEC on April 29, 2022; and
5.

The description of the Company’s securities registered under Section 12 of the Exchange Act as filed as Exhibit 4.1 on Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 31, 2022.

All reports and other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will also be incorporated by reference in this reoffer prospectus and deemed to be part of this reoffer prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this reoffer prospectus shall be deemed modified, superseded or replaced for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this reoffer prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this reoffer prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this reoffer prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this reoffer prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting us at BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, Attention: Chief Financial Officer, or by telephone at (425) 402-1400. Information about us is also available at our website at www.biolifesolutions.com. However, the information in our website is not a part of this reoffer prospectus and is not incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this reoffer prospectus. This reoffer prospectus is part of that Registration Statement and does not contain all the information included in the Registration Statement. For further information with respect to our common stock and us, you should refer to the Registration Statement, its exhibits and the materials incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this reoffer prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to the Registration Statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission's Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our amended and restated certificate of incorporation and amended and restated bylaws. Our amended and restated certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty. Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our certificate of incorporation and bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Up to 9,172,247 Shares of Common Stock under the BioLife Solutions, Inc. Second
Amended & Restated 2013 Performance Incentive Plan, the BioLife Solutions, Inc. 1998
Stock Option Plan, as amended, and various Non-Plan Stock Option Agreements

PROSPECTUS

September 12, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 31, 2022;
2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 as filed with the SEC on May 10, 2022 and August 9, 2022, respectively;
3.

Our Current Reports on Form 8-K and Form 8-K/A as filed with the SEC on January 10, 2022, February 28, 2022, March 18, 2022, April 7, 2022, May 9, 2022, June 15, 2022, August 9, 2022 and August 26, 2022;

4.	Our definitive proxy statement Schedule 14A filed with the SEC on April 29, 2022; and
5.

The description of the Company’s securities registered under Section 12 of the Exchange Act as filed as Exhibit 4.1 on Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 31, 2022.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, counsel to the Registrant.

Item 6.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our amended and restated certificate of incorporation and amended and restated bylaws. Our amended and restated certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty. Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our amended and restated bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our amended and restated certificate of incorporation and amended and restated bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

Item 7.	Exemption from Registration Claimed.

All shares of common stock registered hereunder for reoffer or resale have been or will be issued to our employees and consultants pursuant to the 2013 Plan, 1998 Plan or the Option Agreements and a restrictive legend is placed on the certificates for the shares of common stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Securities Act or pursuant to an applicable exemption under the Securities Act. As a result, such offers and sales are exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(a)(2) of the Securities Act.

Item 8.	Exhibits.

Number	Description
4.1	BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed on April 14, 2017)
4.2	BioLife Solutions, Inc. 1998 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 filed on June 24, 2013)
4.3	BioLife Solutions, Inc. Form of Non-Plan Stock Option Agreement (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 filed on June 24, 2013)
4.4

Amendment No. 1 to BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed on March 31, 2021)

4.5

Amendment No. 2 to BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8 filed on July 7, 2021)

4.6	Amendment No. 3 to BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan (*)
5.1	Opinion of Ellenoff Grossman & Schole LLP (*)
5.2	Opinion of Dorsey & Whitney LLP (incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-8 filed on June 24, 2013)
5.3	Opinion of Dorsey & Whitney LLP (incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-8 filed on June 19, 2015)
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
23.2	Consent of BDO (*)
23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.3)
24.1	Power of Attorney (included in the signature page to this Registration Statement)
107.1	Filing Fee Table*

*	Filed herewith

Item 9.	Undertakings.

(a)     The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on September 12, 2022.

BIOLIFE SOLUTIONS, INC.

/s/ Michael Rice
Name:	Michael Rice
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael Rice with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rice	Chief Executive Officer and Chairman of the Board of Directors	September 12, 2022
Michael Rice	(Principal Executive Officer)

/s/ Troy Wichterman	Chief Financial Officer	September 12, 2022
Troy Wichterman	(Principal Financial and Accounting Officer)

/s/ Joseph Schick	Director	September 12, 2022
Joseph Schick

/s/ Amy DuRoss	Director	September 12, 2022
Amy DuRoss

/s/ Rachel Ellingson	Director	September 12, 2022
Rachel Ellingson

/s/ Joydeep Goswami	Director	September 12, 2022
Joydeep Goswami

/s/ Tim Moore	Director	September 12, 2022
Tim Moore